Exhibit 10.2

EXECUTION VERSION

GUARANTY

made by

SCIOTO ACQUISITION, INC.,

MEDPACE HOLDINGS, INC.,

AS BORROWER,

and certain of the Borrower’s Subsidiaries,

as Guarantors,

in favor of

JEFFERIES FINANCE LLC,

as Administrative Agent

Dated as of April 1, 2014

TABLE OF CONTENTS

SECTION 1. DEFINED TERMS		1
1.1	Definitions	1
1.2	Other Definitional Provisions	3

SECTION 2. GUARANTEE		3
2.1	Guarantee	3
2.2	Right of Contribution	4
2.3	No Subrogation	4
2.4	Amendments, etc. with respect to the Primary Obligations	4
2.5	Guarantee Absolute and Unconditional	5
2.6	Reinstatement	5
2.7	Payments	6
2.8	Keepwell	6

SECTION 3. REMEDIAL PROVISIONS		6
3.1	Application of Proceeds	6
3.2	Subordination	6

SECTION 4. THE ADMINISTRATIVE AGENT		6
4.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc	6
4.2	Authority of Administrative Agent	7

SECTION 5. MISCELLANEOUS		7
5.1	Amendments in Writing	7
5.2	Notices	7
5.3	No Waiver by Course of Conduct; Cumulative Remedies	7
5.4	Enforcement Expenses; Indemnification	7
5.5	Successors and Assigns	8
5.6	Set-Off	8
5.7	Counterparts	8
5.8	Severability	8
5.9	Section Headings	8
5.10	Integration	9
5.11	GOVERNING LAW	9
5.12	Submission To Jurisdiction; Waivers	9
5.13	Acknowledgements	10
5.14	Additional Loan Parties	10
5.15	Releases	10
5.16	WAIVER OF JURY TRIAL	11

i

SCHEDULES

Schedule 1	Notice Addresses

ii

GUARANTY

GUARANTY, dated as of April 1, 2014, made by each of the signatories hereto (together with any Additional Guarantor (as hereinafter defined) that may become a party hereto as provided herein, the “Loan Parties”), in favor of JEFFERIES FINANCE LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SCIOTO ACQUISITION, INC., a Delaware corporation (“Parent”), SCIOTO MERGER SUB, INC., a Delaware corporation (the “Initial Borrower”), immediately upon the consummation of the Merger, MEDPACE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Lenders, the Administrative Agent and the other parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders (including the L/C Issuers) have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Loan Party;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Loan Parties in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Loan Parties are engaged in related businesses, and each Loan Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders (including the L/C Issuers) to make their respective extensions of credit to the Borrower under the Credit Agreement that the Loan Parties shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders (including the L/C Issuers) to make their respective extensions of credit to the Borrower thereunder, each Loan Party hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Additional Guarantor”: as defined in Section 5.14 hereof.

“Administrative Agent”: as defined in the preamble hereto.

“Agreement”: this Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble hereto.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) whether on account of guarantee obligations, principal, premium, interest (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and L/C Obligations and interest, fees and expenses accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

“Guarantors”: the collective reference to each party hereto on the date hereof (other than the Administrative Agent) and each Additional Guarantor; provided that each Loan Party shall only be considered a Guarantor with respect to the Primary Obligations of any other Loan Party.

“Obligations”: with respect to any Loan Party, the collective reference to its Primary Obligations and Guarantor Obligations.

“Primary Obligations”: with respect to any Loan Party, the collective reference to the unpaid principal of, premium, if any, and interest on the Loans and L/C Obligations and all other obligations and liabilities of such Loan Party (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and L/C Obligations and interest, fees and expenses accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding) to the Administrative Agent and each Lender (and, in the case of any Secured Hedge Agreement or any Secured Cash Management Agreement, each Hedge Bank and Cash Management Bank), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents (other than this Agreement), any Letter of Credit, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, indemnities, charges and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements); provided, that for purposes of determining any Guarantor Obligations of any Guarantor under this Agreement, the definition of “Primary Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.

“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders, the L/C Issuers, any affiliate of any Lender or L/C Issuer, any Hedge Bank and any Cash Management Bank to which Primary Obligations or Guarantor Obligations, as applicable, are owed.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor).

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Primary Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full in cash (other than (x) obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Cash Management Bank have been made and (y) contingent indemnification obligations that have not yet been asserted), no Letter of Credit shall be outstanding (other than those that have been Cash Collateralized) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations.

(e) No payment made by the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other Guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any

Guarantor hereunder which shall, notwithstanding any such payment (other than (x) any payment made by such Guarantor in respect of the Primary Obligations or any payment received or collected from such Guarantor in respect of the Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of such Guarantor hereunder until the Primary Obligations are paid in full in cash (other than obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Cash Management Bank have been made and (y) contingent indemnification obligations that have not yet been asserted), no Letter of Credit shall be outstanding (other than those that have been Cash Collateralized) and the Commitments are terminated.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Parties, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Parties against the Borrower, any other Loan Party with Primary Obligations, or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Parties for the payment of the Primary Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any other Loan Party with Primary Obligations, or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account of the Primary Obligations are paid in full in cash (other than (x) obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Cash Management Bank have been made and contingent indemnification obligations that have not yet been asserted), no Letter of Credit shall be outstanding (other than those that have been Cash Collateralized) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for, or on behalf of, the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations made by the Administrative Agent or any other Secured Parties may be rescinded by the Administrative Agent or such other Secured Party and any of the Primary Obligations continued, and the Primary Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents, the Secured Hedging Agreements and the Secured Cash Management Agreements and

any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Primary Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Loan Parties, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party with Primary Obligations, or any of the Guarantors with respect to the Primary Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any other Loan Document, any Secured Hedging Agreement, any Secured Cash Management Agreement, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization (or any other similar proceeding under other applicable law) of the Borrower, any other Loan Party with Primary Obligations, or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any other Loan Party with Primary Obligations, or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

2.8 Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.8 shall remain in full force and effect until such time as the Loans, the L/C Obligations and the other Obligations shall have been paid in full in cash (other than (x) obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Cash Management Bank have been made and (y) contingent indemnification obligations that have not yet been asserted), the Commitments have been terminated and no Letters of Credit (other than those that have been Cash Collateralized) shall be outstanding. Each Qualified Keepwell Provider intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3. REMEDIAL PROVISIONS

3.1 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the order set forth in Section 8.04 of the Credit Agreement.

3.2 Subordination. Each Loan Party hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed in writing by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Loan Party’s Obligations.

SECTION 4. THE ADMINISTRATIVE AGENT

4.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. Each Loan Party hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

4.2 Authority of Administrative Agent. Each Loan Party acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Loan Party, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5. MISCELLANEOUS

5.1 Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.

5.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Loan Party hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

5.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Secured Parties in accordance with (and to the extent provided in) Section 10.04 of the Credit Agreement.

(b) Each Guarantor agrees to pay, and to save and hold the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 and Section 10.05 of the Credit Agreement.

(d) The agreements in this Section 5.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

5.6 Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Loan Party (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Loan Party. Each Secured Party agrees promptly to notify the relevant Loan Party and the Administrative Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation” under the Credit Agreement, no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

5.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof within a reasonable timeframe thereafter; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by electronic transmission.

5.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.10 Integration. This Agreement, the other Loan Documents and the Secured Hedging Agreements and Secured Cash Management Agreements represent the agreement of the Loan Parties, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the other Loan Documents, in the Secured Hedging Agreements or the Secured Cash Management Agreements.

5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

5.12 Submission To Jurisdiction; Waivers. Each Loan Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally agrees, to the fullest extent permitted by applicable Law, that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other document executed in connection herewith shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other document executed in connection herewith or the recognition of any judgment against a Pledgor or its properties in the courts of any jurisdiction;

(b) waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding arising out of or relating to this Agreement or any other document executed in connection herewith in any court referred to in paragraph (a) of this Section 5.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address referred to in Section 5.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) irrevocably appoints the Borrower as its authorized agent on which legal process may be served in any action, suit or proceeding brought in any in any court referred to in paragraph (a) of this Section 5.12 and agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each Loan Party agrees to irrevocably appoint another such agent in New York City, as its authorized agent for service of process, on the terms and for the purposes specified in this paragraph (d). Nothing in this

Agreement or any other document executed in connection herewith will affect the right of any party hereto to serve process in any other manner permitted by applicable Law or to obtain jurisdiction over any party or bring actions, suits or proceedings against any party in such other jurisdictions, and in such matter, as may be permitted by applicable Law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

5.13 Acknowledgements. Each Loan Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Loan Parties and the Secured Parties.

5.14 Additional Loan Parties. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement (each an “Additional Guarantor”) shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

5.15 Releases. (a) At such time as the Loans, the L/C Obligations and the other Obligations shall have been paid in full in cash (other than obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Cash Management Bank have been made), all Commitments have been terminated and no Letters of Credit (other than Letters of Credit that have been Cash Collateralized) shall be outstanding, this Agreement and all obligations (other than contingent indemnification obligations that have not yet been asserted) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of any Guarantor following any such termination, the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request in form reasonably satisfactory to the Administrative Agent to evidence such termination.

(b) At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

5.16 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN AND CONSENTS THAT ANY SUCH LEGAL PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

*        *        *

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

SCIOTO ACQUISITION, INC.
MEDPACE HOLDINGS, INC.
MEDPACE INTERMEDIATECO, INC.
MEDPACE, INC.
MEDPACE CLINICAL PHARMACOLOGY LLC
C-MARC, LLC
MEDPACE REFERENCE LABORATORIES LLC
MEDPACE BIOANALYTICAL LABORATORIES LLC
IMAGEPACE, LLC
MEDPACE MEDICAL DEVICE, INC.

By:	/s/ Jesse Geiger
Name:	Jesse Geiger
Title:	Chief Financial Officer

SCIOTO MERGER SUB, INC.

By:	/s/ Jesse Geiger
Name:	Jesse Geiger
Title:	Chief Financial Officer

JEFFERIES FINANCE LLC,
as Administrative Agent

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Annex 1 to

Guaranty

ASSUMPTION AGREEMENT, dated as of             , 20    , made by                                          (the “Additional Guarantor”), in favor of JEFFERIES FINANCE LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) party to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, SCIOTO ACQUISITION, INC., a Delaware corporation ( “Parent”), SCIOTO MERGER SUB, INC., a Delaware corporation (the “Initial Borrower”), immediately upon the consummation of the Merger, MEDPACE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Lenders, the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Parent, the Borrower and certain of its Subsidiaries (other than the Additional Guarantor) have entered into the Guaranty, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guaranty; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5.14 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor and Loan Party thereunder with the same force and effect as if originally named therein as a Guarantor and Loan Party, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Loan Party thereunder.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1